SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[  ]Preliminary Proxy Statement
[ ] Confidential,  for  Use of the Commission Only (as permitted  by  Rule  14a-
     6(e)(2))
[X]  Definitive Proxy Statement
[  ]Definitive Additional Materials
[  ]Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12


                                    TMS, INC.
                                   ..........
        (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  To Be Held January 21, 2000


      Notice is hereby given that the Annual Meeting of Shareholders of TMS, Inc., an Oklahoma corporation (the "Company"), will be held in Room 119 of the Stillwater Public Library, 1107 South Duck, Stillwater, Oklahoma, on Friday, January 21, 2000, at 10:00 a.m., Central Standard Time, for the following purposes:

     (1)  To elect five persons to serve as directors of the Company;

     (2)  To approve the adoption of the TMS, Inc. Employee Stock Purchase Plan;


     (3) To approve and ratify the selection of KPMG LLP as independent auditors; and

     (4) To consider and act upon any other matters which may properly come before the Meeting or adjournments thereof.

      Shareholders of record at the close of business on December 1, 1999 shall be entitled to notice of and to vote at the Meeting or any adjournment thereof.


                         BY ORDER OF THE BOARD OF DIRECTORS,




                         Marshall C. Wicker, Secretary

Stillwater, Oklahoma
December 8, 1999

                           TMS, INC.
                     206 West Sixth Street
                   Stillwater, Oklahoma 74074

                    PROXY STATEMENT FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD JANUARY 21, 2000

     This Proxy Statement is furnished to shareholders of TMS, Inc., an Oklahoma corporation (the "Company"), in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the "Meeting") to be held in Room 119 of the Stillwater Public Library, 1107 South Duck, Stillwater, Oklahoma on Friday, January 21, 2000, at 10:00 a.m., Central Standard Time, or at any adjournment thereof. The persons named as proxies in the enclosed form were selected by the Board of Directors of the Company.

      This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about December 8, 1999, along with the Annual Report to Shareholders, including financial statements for the fiscal year ended August 31, 1999.

                            GENERAL

Outstanding Shares and Voting Rights; Voting Procedures

      At December 1, 1999, the Company had 13,597,659 shares of common stock, $.05 par value ("Common Stock"), outstanding. The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of such class at the Meeting. Shareholders have no cumulative voting rights.

      Any person signing and mailing the enclosed proxy may vote in person if in attendance at the Meeting. Proxies may be revoked at any time before they are voted by notifying the Secretary of such revocation, in writing, at the Meeting, or by submitting a later dated proxy. Shareholders are encouraged to vote on the matters to come before the Meeting by marking their preferences on the enclosed proxy and by dating, signing, and returning the proxy in the enclosed envelope. If a preference is not indicated on a proxy, the proxy will be voted "FOR" the nominees to serve as directors of the Company, "FOR" approval of the TMS, Inc. Employee Stock Purchase Plan and "FOR" the ratification and selection of independent auditors.

      It is not anticipated that matters other than those described above and in the Notice of Annual Meeting, to which this Proxy Statement is appended, will be brought before the Meeting for action, but if any other matters properly come before the Meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.

      With respect to the tabulation of votes on any matter, all abstentions and non-votes for nominees are treated as present or represented and entitled to vote at the Meeting.

Record Date

     The close of business on December 1, 1999 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote on all matters herein.

Expenses of Solicitation

      The expenses of this solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents which now accompany or may hereafter supplement it. Solicitations will be made only by the use of the mails, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock as of December 1, 1999, by each shareholder known to the Company to be a beneficial owner of more than 5% of Company's Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

                                Amount and Nature      Percent
      Name and Address       of Beneficial Ownership   of Class(1)
 ......................      .........................  ............

Dana R. Allen                       1,854,962             13.7%
433 Airport Boulevard, #414
Burlingame, California 94010

Theodore A. Walker                  920,000(2)             6.8%
P.O. Box 1580
Alvin, Texas 77512

James R. Rau, M.D.                  754,500(3)             5.5%
1203 South Hill Street
Alvin, Texas 77511
 .................................

(1) Shares of Common Stock subject to options exercisable on or before February 1, 2000 ("Currently Exercisable Options") are deemed outstanding for purposes of computing the percentage for such person but are not deemed outstanding in computing the percent of any other person.

(2) Includes 56,000 shares which are held by Mr. Walker in joint tenancy with his wife, Jerline, with whom he shares voting and investment power.

(3) Includes 345,010 shares held by Dr. Rau's wife, Martha, with whom he shares voting and investment power as to such shares, and 137,500 shares subject to Currently Exercisable Options.

      As of the close of business on October 31, 1999, Cede & Co. owned of record, but not beneficially, 6,781,933 shares (50%) of Common Stock. Cede & Co., the nominee for the Depository Trust Company, holds securities of record for participating financial institutions such as banks and broker/dealers.

Market for the Company's Common Stock

  The Company's Common Stock is traded in the over-the-counter market, and prices are quoted by the National Quotation Bureau, Incorporated ("NQB") on the "pink sheets" and the NASD Non-Nasdaq OTC Bulletin Board. The following table sets forth the quarterly range of high and low bid prices of the Company's Common Stock for fiscal years 1999 and 1998. The quotations are inter-dealer prices without retail mark-ups, mark-downs, or commissions and may not represent actual transactions. The source of such quotations is the NQB.

                                   Bid Prices
                                .................
           Fiscal 1999      High       Low
           ...........     .....       ....
           First Quarter  $ .375   $   .260
           Second Quarter   .380       .260
           Third Quarter    .350       .290
           Fourth Quarter   .340       .260

           Fiscal 1998     High        Low
           ...........     .....       ....
           First Quarter $  .562   $   .406
           Second Quarter   .500       .312
           Third Quarter    .687       .312
           Fourth Quarter   .593       .343

  The Company has not declared or paid any cash dividends since its incorporation, nor does it anticipate that it will pay dividends in the foreseeable future. Any earnings realized by the Company are expected to be reinvested in the Company's business; however, the declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including, among others, the Company's earnings, its financial condition and capital requirements (including working capital needs), and any arrangements restricting the payment of dividends.

  As of December 1, 1999, there were approximately 1,730 recordholders of Common Stock, which is the only outstanding class of the capital stock of the Company.


                     ELECTION OF DIRECTORS

General

     Pursuant to the Bylaws of the Company, the shareholders are to elect at the Meeting, directors to hold office until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. The Board of Directors has fixed the number of directors at five for the ensuing year.

      The Board of Directors has no reason to believe that any nominee will become unavailable. However, in the event that any of the nominees should become unavailable, proxies solicited by the Board of Directors will be voted for the election of substitute nominees or additional nominees designated by the Board of Directors.

      PROXIES SOLICITED BY THE BOARD OF DIRECTORS, IF PROPERLY SIGNED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF THE FIVE NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

Information Concerning Nominees

      Certain information as of December 1, 1999, concerning the nominees to the Board of Directors of the Company, is set forth below based upon information supplied by such persons. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock.

                                        Common Stock Beneficially Owned
                                        ................................
                           Director    Term       Number    Percentage
                    Age     Since    Expires    of Shares   of Class(1)
                    .....  .......   ......    ...........  ...........
Dana R. Allen        46      1996     2000      1,854,962      13.7%
James R. Rau, M.D.   70      1990     2000        754,500(2)    5.5%
Doyle E.Cherry       57      1988     2000        330,903(3)    2.4%
Russell W. Teubner   43      1999     2000        400,000       3.0%
Marshall C. Wicker   73      1999     2000        361,828(4)    2.7%

All executive
officers and                                    3,720,193(5)   26.6%
directors as a
group (6 persons)


 .....................................

(1) Shares of Common Stock subject to Currently Exercisable Options are deemed outstanding for purposes of computing the percentage for such person but are not deemed outstanding in computing the percent of any other person.

(2) See footnote (3) to the table under heading "Security Ownership of Certain Beneficial Owners."

(3) Includes 20,000 shares held by Mr. Cherry in joint tenancy with his wife, Theresa, with whom he shares voting and investment power; and 225,000 shares subject to Currently Exercisable Options.

(4) Includes 163,399 shares held by Mr. Wicker in joint tenancy with his wife, Bettye, with whom he shares voting and investment power; and 50,000 shares subject to Currently Exercisable Options.

(5) Includes 530,409 shares as to which directors and executive officers share voting and investment power with others and 427,500 shares subject to Currently Exercisable Options.

Information Concerning Nominees

   The Company's nominees for the five directorships are listed below with brief statements setting forth their principal occupations and other biographical information.

   Dana R. Allen has served as Chairman of the Board of Directors of the Company since August 1998, and as a Director of the Company since 1996. Mr. Allen served as Chief Executive Officer and President from January 1999 to September 1999, and as Executive Vice President of the Company and General Manager of the Company's Image Enhancement and Forms line of business from March 1996 to
December 1998. Mr. Allen was President of Sequoia Computer Corporation ("Sequoia") from 1987 until joining the Company in March 1996. Prior to founding Sequoia in 1987, Mr. Allen was Data Development Manager and Product Manager for Triad Systems, Inc., a data services company. Prior to that time, Mr. Allen served as President of H&A Auto Parts, an auto parts retailer/wholesaler.

   Doyle E. Cherry served as Chairman of the Board of Directors of the Company from October 1997 through August 1998, and has served as a Director of the Company since 1988. Mr. Cherry is a chartered financial consultant and since 1961 has worked in the insurance and securities industries and the actuarial, tax and financial consulting fields. From 1982 to 1993, Mr. Cherry also served as President and Chief Executive Officer of First Market Corporation and the First Market Group of Companies. From 1993 through 1997, he served as President of Thiotech USA, Inc., a chemical manufacturer and distributor located in Houston, Texas. Mr. Cherry is currently serving as President of C&H Pipe, a pipe manufacturing company located in Houston, Texas.

   Dr. James R. Rau has served as a Director of the Company since 1990. Dr. Rau practiced medicine from 1956 to 1985 in a private practice and from 1985 to 1988 as a part-time physician with the Monsanto Company in Houston, Texas. Since leaving Monsanto, Dr. Rau has managed his financial and real estate investments.

   Marshall C. Wicker has served as a Director of the Company since 1994. Since 1983, he has owned and operated Marwick Enterprises, which is engaged in ranching and investments. Mr. Wicker is a Professional Engineer and a member of the American Association of Petroleum Geologists and Society of Exploration Geophysicists.

   Russell W. Teubner has served as a Director of the Company since 1999. Since March 1998, he has been President of Esker, S.A., a publicly held software company. From 1983 to 1998 Mr. Teubner served as President of Teubner & Associates, a software firm which he founded. Mr. Teubner also serves on the Board of Directors of CustomerSoft.


Executive Officers

   The following sets forth the name and a description of the background and principal occupation of each executive officer of the Company who is not a director of the Company.

   Deborah D. Mosier, 32, has served as President of TMS since September, 1999. She joined the Company in 1995 as Controller of Financial Operations and was appointed Chief Financial Officer in 1996. Prior thereto, Ms. Mosier worked for six years in the audit practice of KPMG LLP. Ms. Mosier received her Bachelor of Science Degree with a major in accounting from Oklahoma State University and is a Certified Public Accountant.

Board of Directors' Meetings

   During the 1999 fiscal year, the Company's Board of Directors held six meetings. All members of the Board of Directors attended more than seventy-five percent (75%) of the Board of Directors' meetings.

Committees of the Board

   The Board of Directors has a standing Compensation Committee. Such committee is currently comprised of Dr. Rau and Messrs. Cherry and Wicker, and conducts all necessary business during the regular meetings of the Board or through action by written consent. The Compensation Committee, which administers the Company's stock option plans, met 4 times during the 1999 fiscal year. All of the members of the Compensation Committee attended more than seventy-five percent (75%) of the Committee's meetings. The Company does not have a standing nominating committee.

Certain Relationships and Related Transactions

  No officer or director had transactions with or indebtedness to the Company in excess of $60,000 during the fiscal year ended August 31, 1999.

Changes in Control

   We do not know of any arrangements (including any pledge by a person of our securities) which would result in a change of control.

Compliance with Section 16(a) of the Securities Exchange Act

  Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder require that certain officers, directors and beneficial owners of the Company's Common Stock file various reports with the Securities and Exchange Commission (the "SEC"). Based solely upon a review of such reports filed with the SEC, the Company believes that no late reports were filed, for the fiscal year ended August 31, 1999.







                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company.


                            Annual Compensation
                                                         All Other
Name and Principal Position Year  Salary        Bonus    Compensation
 ........................... ....  ............  .......  .................
Dana R. Allen (1)           1999  $70,372       __       $2,903
Arthur D. Crotzer (2)       1999  $32,500       __       $1,725
                            1998  $97,621       $27,010  $2,840
Maxwell Steinhardt(3)       1998  $25,750       __       $773
                            1997  $121,200      __       $1,832


(1) Mr. Allen became Chief Executive Officer effective January 1, 1999, and resigned effective September 24, 1999. "All Other Compensation" includes employer matching contributions to the Company's defined contribution plan.

(2) Mr. Crotzer became Chief Executive Officer effective October 23, 1997, and resigned effective January 1, 1999. "All Other Compensation" includes employer matching contributions to the Company's defined contribution plan.

(3) Mr. Steinhardt became Chief Executive Officer in March 1996 and resigned effective October 23, 1997. "All Other Compensation" includes employer matching contributions to the Company's defined contribution plan.

Option Grants Table

No director or executive officer was granted any stock options or appreciation rights during fiscal year 1999.

Compensation of Directors

     Each  non-employee  Director receives $1,000 per month for  services  as  a
Director.   The  non-employee Directors consist of Dr. Rau and  Messrs.,  Allen,
Cherry, Teubner and Wicker.

               APPROVAL OF TMS, INC. EMPLOYEE STOCK PURCHASE PLAN

Introduction

      The Board of Directors has adopted and recommends that the shareholders approve the Employee Stock Purchase Plan. The purpose of the Employee Stock Purchase Plan is to assist the Company in attracting and retaining employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by employees. The Employee Stock Purchase Plan will accomplish these goals by allowing eligible employees of the Company and its subsidiaries an ongoing opportunity to purchase the Company's Common Stock through payroll deduction at a discounted price. The maximum number of shares of the Company's Common Stock available for purchase under the Employee Stock Purchase Plan is 1,000,000, subject to adjustments for stock splits, stock dividends and the like.

      The following summary description of the Employee Stock Purchase Plan is qualified in its entirety by the full text of the Employee Stock Purchase Plan, which is included as Appendix A to this Proxy Statement.

The Employee Stock Purchase Plan

      Eligibility. Employees of the Company and its subsidiaries whose customary employment is at least 20 hours per week or at least five months per year are eligible to participate in the Employee Stock Purchase Plan after they have completed one month of service prior to the Effective Date if they continue to be employed by the Company. There are approximately 40 employees eligible for participation in the Employee Stock Purchase Plan. Participation in the Employee Stock Purchase Plan automatically terminates upon an employee's ceasing to be an employee of the Company or one of its subsidiaries.

      Participant Contributions. An eligible employee participates in the Employee Stock Purchase Plan by electing to make after-tax payroll contributions in an amount equal to not less than 1% and not more than 10% of his or her base compensation. A participant's payroll contributions to the Employee Stock Purchase Plan are allocated to a bookkeeping account ("Account") and used to purchase Common Stock on a quarterly basis.

      Because the number of shares of Common Stock purchased by an eligible employee is dependent upon the amount such employee contributes to the Employee Stock Purchase Plan, it is not possible at this time to determine the number of shares of Common Stock that will be acquired under the Employee Stock Purchase Plan by any one employee or group of employees.

      Purchase of Common Stock. The Employee Stock Purchase Plan permits participants to purchase Common Stock at a 15% discount from the applicable closing price of the Common Stock (as described below). The Employee Stock Purchase Plan operates on a quarterly basis ("Offering Periods"). Contributions allocated to a participant's Account during an Offering Period are used to buy shares of Common Stock on the last day of such Offering Period. The purchase price of a share of Common Stock under the Employee Stock Purchase Plan will be the lesser of:

          Eighty-five percent (85%) of the official average of the bid and ask price of the Common Stock on the Offering Termination Date on the Nasdaq OTC Market (or on such other national securities exchange upon which the Stock may then be listed, hereinafter referred to as the "Exchange") or if no sale of Stock occurred on such date, the official average of the bid and ask price on the preceding Business Day; or

          Eighty-five percent (85%) of the official average of the bid and ask price of the Common Stock on the Offering Commencement Date on the Exchange (or if no sale of Stock occurred on such date, the closing price on the preceding business day).

     Each participant is deemed to legally own all shares of Common Stock allocated to his or her Account and is entitled to exercise all of the rights associated with ownership of the shares, including voting, tendering and receiving dividends on, such Common Stock.

     The Company may acquire Common Stock for use under the Employee Stock Purchase Plan from authorized but unissued shares, treasury shares, in the open market or in privately negotiated transactions. The Company will pay all expenses incident to the operation of the Employee Stock Purchase Plan, including the costs of recordkeeping, accounting and legal fees and the cost of delivery of stock certificates to participants.

     Administration. An individual or committee, designated by the Board of Directors (the "Administrator"), has exclusive authority to administer the Employee Stock Purchase Plan. The Administrator will interpret the provisions of the Employee Stock Purchase Plan and make all determinations necessary for the administration of the Employee Stock Purchase Plan.

     Amendment and Termination. The Board of Directors has authority to amend the Employee Stock Purchase Plan at any time. However, the approval of the Company's shareholders is required to: (i) increase the maximum number of shares available for purchase under the Employee Stock Purchase Plan; (ii) modify the Employee Stock Purchase Plan's eligibility requirements; or (iii) cause the Employee Stock Purchase Plan to fail the requirements of Section 423 of the Code.

     The Board of Directors also has authority to terminate the Employee Stock Purchase Plan at any time. In any event, if not earlier terminated by the Board of Directors, the Employee Stock Purchase Plan will automatically terminate when the participants have purchased all of the shares of Common Stock available under the Employee Stock Purchase Plan.

     Federal Tax Treatment. The Employee Stock Purchase Plan is an "employee stock purchase plan" under Section 423 of the Code. Therefore, a participant who purchases shares of Common Stock under the Employee Stock Purchase Plan will not be subject to Federal income tax on the difference between the fair market value of the shares and the price actually paid for such shares at the time of purchase. The Company is not entitled to a deduction for the difference between the fair market value of the shares and the price paid for such shares.

     If a participant disposes of Common Stock purchased under the Employee Stock Purchase Plan after owning the shares for at least two years, the participant will be treated as having ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date it was purchased over the actual purchase price; or (ii) the excess of the fair market value of the Common Stock at the time of disposition over the actual purchase price. The amount of the compensation income is then added to the participant's basis in the Common Stock. The difference between the amount realized on the sale of the Common Stock and the participant's adjusted basis will be treated as a capital gain or loss.

       If a participant disposes of Common Stock purchased under the Employee Stock Purchase Plan before owning it for at least two years, the participant will be treated as having ordinary compensation income equal to the excess of the fair market value of the Common Stock on the date it was purchased over the actual purchase price. Any additional appreciation in the Common Stock is treated as a capital gain. In addition, if a participant disposes of Common Stock before owning it for at least two years, the Company is entitled to a tax deduction equal to the amount of income treated as compensation by the participant.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE TMS, INC. EMPLOYEE STOCK PURCHASE PLAN.


                        APPROVAL OF SELECTION OF AUDITORS

  Subject to approval by the shareholders, the Board of Directors has selected the firm of KPMG LLP, certified public accountants (the "Auditors"), as auditors of the Company for the fiscal year ending August 31, 2000. Representatives of the Auditors are expected to be present at the Meeting to respond to questions of shareholders.

      The Company has been advised by the Auditors that neither the firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent public accountants and their clients. To the knowledge of the Board of Directors, neither the Auditors nor any of its associates has any direct or material indirect financial interest in the Company and its subsidiaries in the capacities of promoter, underwriter, voting trustee, director, officer, or employee.

      During the past fiscal year, the Auditors have audited the financial statements of the Company and provided other services with respect to certain filings of the Company with the Securities and Exchange Commission.

      The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote is required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SELECTION OF KPMG LLP AS AUDITORS OF THE COMPANY FOR THE CURRENT FISCAL YEAR AND THE PROXY, UNLESS OTHERWISE INDICATED THEREON, WILL BE VOTED "FOR" THE RATIFICATION OF KPMG LLP AS AUDITORS OF THE COMPANY FOR THE CURRENT FISCAL YEAR.



                             SHAREHOLDERS' PROPOSALS

      Proposals by shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company prior to September 30, 2000, in order for the proposals to be included in the proxy statement and proxy card relating to such meeting. It is suggested that proposals be submitted to the Company by certified mail, return receipt requested.

                         OTHER MATTERS

      Management knows of no other business which is likely to be brought before the Meeting. If other matters not now known to management come before the Meeting, however, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment.



                         BY ORDER OF THE BOARD OF DIRECTORS,




                         MARSHALL C. WICKER, Secretary


December 8, 1999




      A copy of the Company's Form 10-KSB Annual Report as filed with the Securities and Exchange Commission will be furnished without charge to shareholders on request to the Chief Financial Officer of the Company, at its address stated herein.

                                   APPENDIX A



                                   TMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The TMS, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide the eligible employees of TMS, Inc. (the"Company") and its qualifying subsidiaries a convenient means of purchasing shares of the Company's common stock, par value $.05 per share (the "Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

                                    ARTICLE I
                                   DEFINITIONS
                                  ............

     1.1. "Account" means the book keeping account established on behalf of each participant by the Administrator to record payroll deduction contributions made by such Participant and shares of Stock purchased on his behalf.

     1.2. "Administrator" means the individual or committee appointed pursuant to Article VIII to administer the Plan.

     1.3. "Board" means the Board of Directors of the Company.

     1.4. "Business Day" means each day on which the Exchange (as defined in Section 4.2) is open for business.

     1.5. "Compensation" means all regular salary, wages or earnings, including but excluding overtime, commissions, bonuses, amounts realized from the exercise of a qualified or non-qualified stock option and other special incentive payments, fees or allowances.

     1.6.  "Effective Date" means August 1, 1999, subject to the  provisions  of
Section 9.8 of the Plan.

     1.7. "Employee" means any person who is employed by the Company except an employee whose customary employment is:

          (a)  less than 20 hours per week; or

          (b)  less than 5 months a year.

For the purpose of determining whether an individual is an Employee, the definition of Company shall also include the Company's subsidiaries, if any, as defined under Code section 424(f).

     1.8. "Entry Date" means October 15, January 15, April 15, July 15 of each Plan Year.

     1.9.  "Offering Commencement Date" means the first  Business
Day of each Offering Period.

     1.10. "Offering Period" means each three month period.

     1.11. "Offering Termination Date" means the last Business Day of each Offering Period.

     1.12. "One Month of Service" means a one-month period during which an individual was an Employee.

     1.13. "Participant"  means  an  Employee  who  has  met   the
eligibility requirements of Article II and who has elected to participate pursuant to an election under Section 3.1.

     1.14. "Plan  Year" means the 12-month period ending  December
31.

     1.15. "Shares" means shares of Stock that have been allocated to a Participant's Account.



                           ARTICLE II
                           ELIGIBILITY
                          .............

     2.1. Eligibility. Except as provided in Section 3.6, an Employee who has completed One Month of Service prior to the Effective Date and who continues to be employed by the Company shall be eligible to participate in the Plan as of the Effective Date. All other Employees, except as provided in Section 3.6, shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the completion of One Month of Service.

     2.2. Eligibility Restrictions. A Participant who elects to terminate participation in the Plan in accordance with Section
3.5 shall be prohibited from participating in the Plan until the Entry Date next following the date of such termination.

                           ARTICLE III
                          PARTICIPATION
                         ..............

     3.1. Commencement of Participation. An eligible Employee may become a Participant in the Plan on any Entry Date by completing an enrollment and payroll deduction form and delivering it to the Company in accordance with procedures established by the Administrator.

     3.2. Payroll Deduction. At the time a Participant files his enrollment and payroll deduction form, he shall elect to have after-tax deductions made from his Compensation by a whole percentage that is not less than 1% nor more than 10% of his Compensation.

     3.3. Participants' Accounts. All payroll deductions made from a Participant's Compensation shall be credited to his Account and used to purchase shares of Stock in accordance with
Article V. Contributions credited to a Participant's Account shall not accrue interest or earnings during the period prior to being used to purchase shares of Stock in accordance with Article V.

     3.4. Changes in Payroll Deductions. The percentage designated by a Participant as his rate of contribution under
Section 3.2 shall automatically apply to increases and decreases in his Compensation. Except as provided in Section 3.5, a Participant may elect to change the rate of his contributions to any other permissible rate effective as of the first day of the first payroll period of any Offering Period provided the Participant files written notice with the Administrator of an election to change his contribution rate at least ten (10) Business Days before the effective date of the election.

     3.5. Suspension and Resumption of Payroll Deductions. A Participant may terminate contributions under the Plan as of the first day of any payroll period by filing written notice thereof with the Administrator at least ten (10) Business Days before the effective date of the termination. A Participant who has terminated his participation in the Plan in accordance with the preceding provisions, shall be prohibited from resuming contributions under the Plan until the following Entry Date. A Participant whose contributions have been terminated in accordance with the preceding provisions, may resume contributions under the Plan in accordance with Section 2.2.

     3.6.  Restrictions  on Participation.   Notwithstanding  any
provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan under the following conditions:

          (a) No Employee shall be granted an option if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

          (b) No Employee shall be granted an option which permits his rights to purchase Stock under the Plan and all other employee stock purchase plans (as described in Section 423 of the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 3.6(b):

               (i) the right to purchase Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

               (ii) the right to purchase Stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such Stock (determined at the time such option is granted) for any one calendar year; and

               (iii) a right to purchase Stock which has accrued under one option granted pursuant to a plan may not be carried over to any other option.

                           ARTICLE IV
                            OFFERINGS
                           ...........

     4.1. Quarterly Offerings. The Plan shall be implemented through quarterly offerings of the Company's Stock. Each Offering Period shall begin on the Offering Commencement Date and shall end on the Offering Termination Date; provided, however, if the first Offering Period commences prior to stockholder approval of the Plan, the Offering Termination Date for such initial Offering Period shall not occur until the end of the quarter in which stockholder approval of the Plan is secured.

     4.2.  Purchase  Price.  The "Purchase Price"  per  share  of
Stock with respect to each Offering Period shall be the lesser of:

          (a) Eighty-five percent (85%) of the official average of the bid and ask price of the Stock on the Offering Termination Date on the Nasdaq OTC Market (or on such other national securities exchange upon which the Stock may then be listed, hereinafter referred to as the "Exchange") or if no sale of Stock occurred on such date, the official average of the bid and ask price on the preceding Business Day; or

          (b) Eighty-five percent (85%) of the official average of the bid and ask price of the Stock on the Offering Commencement Date on the Exchange (or if no sale of Stock occurred on such date, the closing price on the preceding business day).

     4.3. Maximum Offering. The maximum number of shares of Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in
Section 9.3, shall be 1,000,000 shares. At the beginning of each Offering Period, the Board shall specify a maximum number of shares which may be purchased by any Employee as well as a maximum aggregate number of shares which may be purchased by all eligible Employees pursuant to such quarterly offering. If the total number of shares which would be purchased during any Offering Period exceeds the maximum number of available shares, the Administrator shall make a pro rata allocation of the available shares in a manner that it determines to be equitable and the balance of payroll deductions credited to the Accounts of Participants shall be returned to such Participants as soon as administratively practicable.




                            ARTICLE V
                        PURCHASE OF STOCK
                        .............

     5.1. Automatic Exercise. On each Offering Termination Date, each Participant shall automatically and without any act on his part be deemed to have purchased Stock to the full extent of the payroll deductions credited to his Account during the Offering Period ending on such Offering Termination Date.

     5.2. Fractional Shares. Fractional shares of Stock may not be purchased under the Plan.

     5.3. Acquisition of Stock. The Company may acquire Stock for use under the Plan from authorized but unissued shares, treasury shares, in the open market or in privately negotiated transactions.

     5.4.  Accounting for Purchased Stock.  All shares  of  Stock purchased pursuant to Section 5.1 shall be allocated as Shares to
the   appropriate  Participant's  Account  as  of  the   Offering
Termination Date on which such shares are purchased.

                           ARTICLE VI
                           ACCOUNTING
                           ...........

     6.1. General. The Administrator shall establish procedures to account for payroll deductions made by a Participant, the number of Shares of Stock purchased on a Participant's behalf and the number of Shares allocated to a Participant's Account.

     6.2. Registration of Stock. Shares of Stock allocated to a Participant's Account shall be registered in the name of the Company or its nominee for the benefit of the Participant on whose behalf such shares were purchased.

     6.3.   Accounting  for  Distributions.   Shares   of   Stock
distributed or sold from a Participant's Account shall be debited from his Account on a first-in, first-out basis.

     6.4. Account Statements. Each Participant shall receive at least semi-annual statements of all payroll deductions and shares of Stock allocated to his Account together with all other transactions affecting his Account.


                           ARTICLE VII
                  WITHDRAWALS AND DISTRIBUTIONS
                 ...............................

     7.1.  Withdrawal  of  Shares.  A Participant  may  elect  to withdraw any number of Shares allocated to his Account by providing notification to the Company in accordance with procedures established by the Administrator. As soon as administratively practicable following notification of a Participant's election to withdraw Shares, the Administrator shall cause a certificate representing the number of Shares to be withdrawn to be delivered to the Participant.

     7.2. Distribution Upon Termination. As soon as administratively practicable after a Participant's termination of employment with the Company or a participating subsidiary for any reason, a certificate representing all of such Participant's Shares shall be distributed to him (or his executor, in the event of his death).

     7.3. Distribution of Payroll Deductions. In the event a Participant terminates his employment with the Company or a participating subsidiary or his participation in the Plan is terminated pursuant to Section 3.5, any payroll deductions allocated to his Account and not yet applied to purchase Stock in accordance with Section 5.1 shall be distributed to him in a cash lump sum as soon as administratively practicable thereafter.


                          ARTICLE VIII
                         ADMINISTRATION
                         ...............

     8.1. Appointment of Administrator. The Board shall appoint an individual or committee comprised of so many members as the Board shall determine to administer the Plan. The Board may from time to time, if the Plan is administered by a committee, appoint members to the committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the committee.

     8.2. Authority of Administrator. The Administrator shall have the exclusive power and authority to administer the Plan, including, without limitation, the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations which are done or made by the Administrator in good faith shall be final, conclusive and binding on the Company, the Participants and all other parties and shall not subject the Administrator to any liability.

     8.3. Administrator Procedures. The Administrator shall hold its meetings at such times and places as it shall deem advisable and may hold telephone meetings. In the event that the Administrator is a committee, a majority of its members shall constitute a quorum and all determinations shall be made by a majority of its members. Any decision or determination reduced to writing and signed by the Administrator shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Administrator may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     8.4. Expenses. The Company will pay all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees and the costs of delivery of stock certificates to Participants.

                           ARTICLE IX
                          MISCELLANEOUS
                          .............

     9.1. Transferability. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

     9.2. Status as Owner. Each Participant shall be deemed to legally own all shares of Stock allocated to his Account and shall be entitled to exercise all rights associated with ownership of the shares, including, without limitation, the right to vote such shares in all matters for which Stock is entitled to vote, receive dividends, if any, and tender such shares in response to a tender offer.

     9.3. Adjustment Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Board may make appropriate adjustments in the number and kind of shares which are subject to purchase under the Plan and in the exercise price applicable to outstanding options.

     9.4. Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan (including without limitation the power and authority to make any amendment that may be deemed to affect the interests of any Participant adversely); provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be offered under the Plan (except pursuant to Section 9.3); (ii) modify the requirements as to eligibility for participation in the Plan; or
(iii) in any other way cause the Plan to fail the requirements of Section 423 of the Code.

     The Plan and all rights of Employees hereunder shall terminate: (i) at any time, at the discretion of the Board, in which case any cash balance in Participants' Accounts shall be refunded to such Participants as soon as administratively possible; or (ii) on the Offering Termination Date on which Participants become entitled to purchase a number of shares of Stock that exceeds the maximum number of shares available under the Plan.

     9.5. No Employment Rights. The Plan does not, directly or indirectly, create in any Employee any right with respect to continuation of employment by the Company and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's terms of employment at any time.

     9.6. Withholding. To the extent any payments or distributions under this Plan are subject to Federal, state or local taxes, the Company is authorized to withhold all applicable taxes. The Company may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a Participant's Account,
(ii)  deducting  cash  from  a Participant's  Account,  or  (iii)
deducting cash from a Participant's other compensation. A Participant's election to participate in the Plan authorizes the Company to take any of the actions described in the preceding sentence.

     9.7. Use of Funds. All payroll deductions held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to hold such payroll deductions in trust or otherwise segregate such amounts.

     9.8. Shareholder Approval.  Notwithstanding the provision of
Section 1.6 of the Plan, the Plan shall not take effect until approved by the shareholders of the Company.

     9.9. Choice of Law. Except to the extent superseded by Federal law, the laws of the State of Oklahoma will govern all matters relating to the Plan.


     To record the adoption of the Plan, TMS, Inc. has caused its authorized officers to affix its Corporate name and seal this 29th day of June, 1999.





                              TMS, INC.



(SEAL)                   By: /s/   Dana R. Allen
                              ___________________
                              Dana R. Allen, President and
                              Chief Executive Officer

ATTEST:



/s/ Marshall C. Wicker
   ___________________
     Secretary

(INSTRUCTION): To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.



______________________________________________________________

                         TMS, Inc.
                      206 West Sixth Street
                   Stillwater, Oklahoma 74074

      This Proxy is solicite on behalf of the Board of Directors of TMS, Inc. (the "Company"). The undersigned hereby appoints Doyle E. Cherry, Russell W. Teubner, Dana R. Allen, James R. Rau, M.D., and Marshall C. Wicker, as proxies, each with the power to appoint his substitute, and hereby appoints and authorizes them to represent and vote as designated below, all the shares of common stock of the Company held of record by the undersigned on December 1, 1999, at the Annual Meeting of Shareholders to be held on January 21, 2000, or any adjournment thereof.

1.ELECTION OF DIRECTORS [ ]FOR all nominees              [ ]WITHHOLD AUTHORITY
                           listed below                  to vote for all
                           (except as marked             nominees
                           to the contrary below)        listed below


     Dana R. Allen     Doyle E. Cherry  James R. Rau, M.D.
        Russell W.  Teubner      Marshall C. Wicker


[  ]  FOR  [  ]  AGAINST           [  ]  ABSTAIN

2.PROPOSAL  to  approve and ratify the TMS, Inc.  Employee  Stock
  Purchase Plan.

  [  ]  FOR             [  ]  AGAINST            [  ]  ABSTAIN

3.PROPOSAL to approve and ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending
  August 31, 2000.

     [  ]  FOR           [  ]  AGAINST            [  ]  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                (Continued and to be signed on the reverse side.)

  This  proxy, when properly executed, dated and delivered,  will be  voted  in  the  manner directed herein by  the  undersigned
  shareholder.   If  no  direction is made, this  proxy  will  be
  voted FOR Proposals 1, 2 3 and 4.

                    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Date:________________________________,19_____

                    X____________________________________________
                                    (Signature)
                    X____________________________________________
                    (Signature, if held jointly)

                    PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE.